SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



 Date of Report (Date earliest event reported) November 6, 2002



Commission     Registrant, State of Incorporation,  I.R.S. Employer
File Number    Address and Telephone Number         Identification No.


1-10764        ENTERGY ARKANSAS, INC.              71-00059000
               (an Arkansas corporation)

               425 West Capitol Avenue, 40th Floor
               Little Rock, Arkansas 72201
               Telephone (501) 377-4000



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Item 5.   Other Events and Regulation FD Disclosure.

Incorporation of Certain Documents by Reference

    The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000, and for each of the years in the three-year period ended December 31, 2001, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 26, 2002 in Commission File Number 1-10777), the unaudited consolidated interim financial statements of Ambac Assurance and its subsidiaries as of March 31, 2002 and for the periods ended March 31, 2002 and March 31, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (filed with the SEC on May 13, 2002); as of June 30, 2002 and for the periods ended June 30, 2002 and June 30, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (filed with the SEC on August 14, 2002), and the Current Reports on Form 8-K of Ambac Financial Group, Inc. filed with the SEC on January 25, 2002, April 18, 2002, July 19, 2002, August 14, 2002 and October 17,
2002 are hereby incorporated by reference in (i) this Current Report on Form 8-K; (ii) the registration statement (No. 333-39018) of the Registrant; and (iii) the Prospectus Supplement dated November 6, 2002 related to the Company's 6% First Mortgage Bonds due November 1, 2032, and shall be deemed to be part hereof and thereof.

    In connection with the incorporation of such documents by reference, the Company is hereby filing the consent of KPMG LLP to the use of its name in such prospectus supplement. The consent of KPMG LLP is filed herewith as Exhibit 23.

Item 7.   Financial Statements and Exhibits.

          (a) Not applicable
          (b) Not applicable
          (c) Exhibits

    The following documents are filed herewith in accordance with Item 601(b) of Regulation S-K.

     Exhibit No.               Description

          23      Consent of KPMG LLP, independent
                  auditors of Ambac Assurance
                  Corporation and subsidiaries


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                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              ENTERGY ARKANSAS, INC.

                              By:  /s/ Steven C. McNeal
                                   Steven C. McNeal
                                   Vice President and Treasurer

Dated:  November 8, 2002



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                          EXHIBIT INDEX



     Exhibit No.          Description                 Page

       23    Consent of KPMG LLP, independent         5
             auditors of Ambac Assurance
             Corporation and subsidiaries